Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of CyrusOne Inc., CyrusOne LP and CyrusOne Finance Corp. of our report dated October 31, 2018 relating to the financial statements of Zenium Topco Limited, which appears in the Current Report on Form 8-K/A filed November 1, 2018 and the Form 8-K/A filed April 23, 2019. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

London, United Kingdom

May 3, 2019